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                                   EXHIBIT 10


                                 PROMISSORY NOTE


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Borrower:                              Lender:
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Sonic Solutions                        Hambrecht & Quist Guaranty Finance, LLC
101 Rowland Way, Suite 110             One Bush Street
Novato, CA 94945                       San Francisco, CA 94104

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Principal Amount:  $ 1,000,000.00   Interest Rate: 7.25%
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Date of Note: October 15, 1999
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REPLACEMENT: This Promissory Note replaces an earlier Promissory Note dated
March 31, 1998 for the Principal Amount of $1,500,000 by Borrower for Lender (the "Prior Note"). The Prior Note replaced an earlier Promissory Note dated December 24, 1996 for the Principal Amount of $3,000,000 by Borrower for the benefit of Hambrecht & Quist Transition Capital, LLC (the "Original Note"). The Prior Note is being surrendered on the Date of this Note. All interest on the Prior Note from its issuance through its surrender shall be due and payable as of this Date of Note.

PROMISE TO PAY: Sonic Solutions ("Borrower") promises to pay to Hambrecht & Quist Guaranty Finance, LLC ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Dollars ($1,000,000.00), or so much as may be outstanding, together with interest on the unpaid outstanding principal balances from the Date of Note until such balance is paid in full.

INTEREST RATE: The interest rate on this Note is seven and one quarter percent (7.25%) per annum, or, if lower, the maximum rate of interest allowed by applicable law.

PAYMENT OF ACCRUED INTEREST: On or before October 31, 1999, Borrower will pay all interest accrued on this Note, in arrears through October 31,1999. Beginning on the Date of Note and continuing through October 31, 1999, interest will be computed on a 365/360 day basis; that is in each month 1/360 of the Seven and One Quarter Percent (7.25%) annual interest rate, will be multiplied by (I) the outstanding principal and (II) the actual number of days that the principal was outstanding in such month.

AMORTIZING PAYMENTS OF PRINCIPAL AND INTEREST: Beginning on November 30, 1999 and continuing through April 30, 2001, Borrower will pay Fifty Eight Thousand Seven Hundred Ninety Eight Dollars and Sixty Two Cents ($58,798.62) on the last day of each month on account of interest and principal. Beginning November 1, 1999 and continuing until the loan is paid in full, interest will be computed on a monthly basis; that is in each month 1/12 of the Seven and One Quarter Percent (7.25%) annual interest rate, will be multiplied by the outstanding principal as of the beginning of the month.

APPLICATION OF PAYMENTS: Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. Borrower agrees that all loan fees were earned

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fully as of the date paid and will not be subject to refund upon early payment
(whether voluntary or as a result of default), except as otherwise required by law.

DEFAULT. Borrower will be in default if any Event of Default occurs under the Business Loan Agreement.

LENDER'S RIGHTS. Upon the occurrence and during the continuance of an Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due and payable, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the interest rate on this Note up to eighteen percent (18%) per annum, or, if lower, up to the maximum interest amount allowable by applicable law, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note. Borrower agrees to pay all reasonable out of pocket expenses of Lender in connection with the collection and enforcement of this Note. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collections services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of any federal or California State court located in San Francisco, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

LOAN AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Business Loan Agreement, dated December 24, 1996, between the Borrower and Lender, as amended from time to time (the "Business Loan Agreement").

OUT-OF-POCKET EXPENSES. Borrower shall pay to Lender all of Lender's reasonable out-of-pocket expenses according to the provisions of Section 4.3 of the Business Loan Agreement.

SERVICE CHARGE: Since it would be impractical or extremely difficult to fix Lender's actual damages for collecting and accounting for a late payment, if any payment to Lender required herein is not paid on or before its due date, Borrower shall pay to Lender an amount equal to five percent of any such late payment, provided, however, that if any late payment is received by Lender within ten (10) business days of its due date, the amount Borrower shall pay on account of such late payment shall be no more than Two Hundred Fifty Dollars ($250).

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note may, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this Note, or release any party or guarantor; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.

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COLLATERAL: This Note is secured by certain personal property collateral of the
Borrower as more thoroughly described in the Security Agreement (as defined in the Business Loan Agreement).

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PRIOR TO SIGNING THIS NOTE BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF
THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

SONIC SOLUTIONS



By:
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     Name:
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     Title:
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